Exhibit 99.6

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY LUMENT FINANCE TRUST, INC.

This Notice of Guaranteed Delivery relates to an offering (the “Offering”) by Lument Finance Trust, Inc. (the “Company”) of transferable subscription rights (the “Rights”) to subscribe for up to an aggregate of 37,421,825 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Rights will be issued to stockholders of record (the “Record Date Stockholders”) as of 5:00 p.m., New York City time, on January 18, 2022 (the “Record Date”). The Rights are offered on the terms and subject to the conditions described in the prospectus supplement, dated January 7, 2022 (as amended and supplemented from time to time, the “Prospectus Supplement”), and the accompanying prospectus, dated August 6, 2021 (together with the Prospectus Supplement, the “Prospectus”).

This form, or one substantially equivalent hereto, must be used to exercise Rights if the Rights holder exercising such Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on February 11, 2022, unless such time is extended by the Company (the “Expiration Date”). Such form must be delivered by hand, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent by the Expiration Date. See “The Offering—Methods for Exercising Rights” in the Prospectus Supplement.

Payment of the estimated subscription price of $3.58 per share (the “Estimated Subscription Price”) for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner and on the date specified in “The Offering—Methods for Exercising Rights” and “The Offering—Payment for Shares” in the Prospectus Supplement. The subscription price per share will be 92.5% of the volume-weighted average of the sales prices of the Company’s Common Stock on the New York Stock Exchange for the five consecutive trading days ending on the Expiration Date (the “Subscription Price”); provided, the subscription price per share will be no less than $3.06, which equals 70% of the book value per share of the Common Stock as of September 30, 2021. In the event that the Subscription Price exceeds the Estimated Subscription Price, an invoice will be sent for any additional amounts due. Payment for such additional amounts, if any, must be made within ten business days after the confirmation date in order to receive all the shares of Common Stock subscribed for. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders as promptly as practicable. No interest will be paid on any amounts refunded.

A Rights holder may not exercise Rights if the exercise of the Rights would result in such Rights holder beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code of 1986, as amended, more than 9.8% by value or number of shares, whichever is more restrictive, of the Company’s outstanding shares of Common Stock or 9.8% by value or number of shares, whichever is more restrictive, of the Company’s outstanding capital stock, unless such ownership limitation is waived by the Company and does not result in the loss of its status as a real estate investment trust for U.S. Federal income tax purposes.

The Subscription Agent is: Broadridge Corporate Issuer Solutions, Inc. and can be contacted at the below address.

By Hand or Overnight Courier:

Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, New York 11717

By Mail:

Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, New York 11717-0693

DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

If you have any questions or require additional copies of relevant documents please contact the information agent:

Alliance Advisors
200 Broadacres Drive
3rd Floor
Bloomfield, New Jersey 07003
(833) 786-6491 (toll free)
email at LFT@allianceadvisors.com

Date:

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing ________________________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent on or before the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the primary subscription and/or over-subscription privilege, as those terms are defined in the Prospectus, to subscribe for shares of Common Stock with respect to the Rights represented by such Subscription Rights Certificates(s).

The undersigned understands that payment of the Estimated Subscription Price of $3.58 per share for each share of common stock subscribed for pursuant to the primary subscription and/or over-subscription privilege must be received by the Subscription Agent by the close of business on the second business day after the Expiration Date and represents that such payment, in the aggregate amount of $ ___________________ either (check appropriate box):

☐          is being delivered to the Subscription Agent herewith or,

☐          has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐          Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐ Certified check

☐ Bank draft (cashier's check)

☐ Wire Transfer

Name of Maker: __________________________________________
Date of check or draft: _____________________________________
Check or draft number: _____________________________________
Bank or other institution on which
Check is drawn or issuer of money order: _______________________

Exercise of Primary Subscription:

Pursuant to the primary subscription, the undersigned hereby agrees to subscribe for __________________ shares of Common Stock.

Exercise of Over-Subscription Privilege:

Pursuant to the over-subscription privilege, the undersigned hereby agrees to subscribe for an additional ___________________ shares of Common Stock.

Signature(s) ____________________________	Address ____________________________
Name(s)_______________________________	____________________________
(please type or print)	Tel. No.(s) ___________________________

Subscription Rights Certificates (No(s). (if available)) __________________________________

GUARANTEE OF DELIVERY

(Not to Be Used For Subscription Rights Certificate Signature Guarantee)

The undersigned, a Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees that the undersigned will deliver to the Subscription Agent (i) payment of the full Estimated Subscription Price for the shares subscribed for in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege (as those terms are defined in the Prospectus), and (ii) a properly completed and duly executed Subscription Rights Certificate, on or prior to the close of business on the second business day after the Expiration Date.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.